Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement") is made and entered into as of 11 March, 2016, by and between Tempus Applied Solutions Holdings, Inc., a Delaware corporation ("Buyer"), and B. Scott Terry, an individual and a resident of the State of Virginia (“Seller") and, for the limited purposes set forth herein, Jackson River Aviation, LLC, with respect to the common stock of Tempus Jets, Inc., a Delaware corporation (the "Company"). Buyer and Seller are each a “Party” to this Agreement and are sometimes referred to hereinafter as the "Parties."

RECITALS

A.	WHEREAS, the Company has conducted an air charter business (the “Business”) and holds an on-demand air carrier's operating certificate, Number 7EXA777M (the "Operating Certificate"), issued by the United States Federal Aviation Administration ("FAA") Richmond Flight Standards District Office ("FSDO") in accordance with the requirements of Parts 119 and 135 of the Federal Aviation Regulations ("FARs"); and

B.	WHEREAS, Seller owns 100% of the voting units in the Company (the “Shares"), which Shares constitute all of the issued and outstanding voting and non-voting shares of the Company in all classes of share ownership whatsoever; and

C.	WHEREAS, Jackson River Aviation, LLC is another holder of Seller’s and has an interest5 in the appropriate disposition of the Company; and
D.	WHEREAS, Seller wishes to sell and Buyer wishes to purchase all of the Shares in the Company, excluding all cash, accounts receivable, other assets and all liabilities, to be distributed to Seller immediately prior to Closing, but including, specifically, the Operating Certificate.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the Parties agree as follows:

1.	PURCHASE AND SALE OF THE SHARES

1.1	Purchase and Sale of the Shares. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (defined below), Seller shall sell and transfer to Buyer, and Buyer shall purchase and receive from Seller, the Shares.

1.2	Purchase Price. The purchase price for the Shares (the “Purchase Price”) shall be $500,000, payable in common shares of the Buyer.

1.3	Payment of the Purchase Price. The Purchase Price shall be paid by the Buyer to the Seller as follows:

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1.3.1	At Closing, Buyer shall issue to Seller a number of its common shares equal to $500,000, divided by the volume weighted average share price of the Buyer common shares for the 20 previous days that the common shares of the buyer were eligible to trade, prior to Closing (such number of Buyer’s common shares, the “Consideration Shares”).

2.	EXCLUSIONS FROM SALE

2.1	Company Assets and Liabilities to be Distributed Pre-Closing. Buyer acknowledges, and hereby consents to, Seller’s plan to cause the Company to distribute all of its assets and liabilities, excluding the Operating Certificate and the other Fundamental Assets (as defined below) to Seller prior to Closing. Specifically, prior to Closing, Company shall distribute all balance sheet items to the Seller with the exception of those described on Schedule 2.1 to this Agreement.

2.2	No Other Contracts. On or before Closing, Seller shall cause the Company to terminate all of its other contracts and business arrangements in place as of such time.

3.	REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants:

3.1	Organization, Standing, and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary powers to own its properties and to carry on its business as now owned and operated by it.

3.2	Ownership of the Company.

3.2.1	Capital Structure. The Company’s capital consists of one thousand (l,000) shares of common stock. The Shares constitute one hundred percent (100%) of the ownership interests of the Company in all classes whatsoever and there are no other issued shares of stock in the Company, whether common or preferred, and voting or non-voting.

3.2.2	Validity. The Shares are validly issued, fully paid, and non-assessable, and have been issued in full compliance with all federal and state securities laws.

3.2.3	Dilution. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue any additional stock and the Company shall not issue any additional stock prior to the Closing.

3.2.4	Title to Outstanding Shares. Seller warrants that it has good and marketable title to, and is the sole and exclusive owner, beneficially and of record, of, the Shares, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions.

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3.3	FAA Certification. The Company holds Operating Certificate #7EXA777M issued by the FAA under Parts 119 and 135 of the FARs. The Operating Certificate is a basic or full (i.e., multi-aircraft) Part 135 certificate, good for world-wide and over-water operations and for the carriage of l 0 or more passengers. Seller warrants that the Operating Certificate is presently in effect and has not been revoked, and that the completion of the transactions contemplated hereunder shall not cause the Operating Certificate to fail to remain in effect or be revoked.

3.4	Fundamental Assets. The Company’s assets being acquired as part of Buyer’s purchase of the Shares include the Operating Certificate; the Company’s FAA-required Operations Specifications (“Ops Specs”); required manuals and other documentation approved by the FAA in connection with the issuance of the Operating Certificate; the Company’s and Seller’s rights in and to the name “Tempus Jets”, and any logos and service marks, and any trademarks, trade names, fictitious business names, trade dress or other intellectual property rights associated with the name “Tempus Jets” and any similar names, including domain names; unused paper imprinted with the Tempus Jets letterhead, brochures, and any other marketing materials containing the Tempus Jets name; telephone, facsimile and data transmission lines and numbers that are specific to the Company; and the good will associated with the Company’s charter operations (collectively, the “Fundamental Assets”). The conveyance of the “Tempus Jets” World Wide Web domain name shall include the Internet Protocol address for the “Tempus Jets” website and the licensed rights to same and unlimited access to any password-protected sites for the storage of the Ops Specs, Part 135-required manuals and all other documentation a certificated carrier is required to maintain. Any conveyance or assignment of the Fundamental Assets to the Buyer shall be documented and implemented in accordance with applicable law, including, if applicable and without limitation, the procedures of the US Patent and Trademark Office. Upon such conveyance and upon conveyance of the Shares, respectively, the Buyer shall have good and marketable title to the Fundamental Assets and the Shares, respectively, free and clear of restrictions on, or conditions to, transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for restrictions, prohibitions or conditions imposed by the FAA on the further transfer of the Operating Certificate and except for possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these Fundamental Assets, nor materially impair the Company’s Business operations. No liabilities of the Seller shall be transferred to or assumed by the Company or the Buyer. As of the date hereof, Seller is not aware of any third party or adverse claim upon or regarding any of the Fundamental Assets.

3.5	Absence of Liabilities. No liabilities of the Seller shall be transferred to the Company and Seller will cause any Liabilities of the Company to be transferred to the Seller prior to Closing.

3.6	Contracts. To the extent there are any Contracts or similar obligations of the Company, Seller will assume all such obligations and Contracts and cause them to be transferred on or prior to Closing.

3.7	Compliance with Law. To Seller’s knowledge, the Company is not in material violation of any applicable federal, state, or local statute, law or regulation, and Seller is not in material violation of any applicable federal, state, or local statute, law, or regulation, insofar as the Business and Fundamental Assets being transferred pursuant to this Agreement are concerned. Should any liability arise from any such violation, post-closing or otherwise, Seller shall indemnify Buyer as per Section 10.1 to follow.

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3.8	Litigation and Claims. To Seller’s knowledge, there is no claim, suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or threatened against or affecting the Company or the Seller, or any of the Company’s Business, assets (including without limitation the Fundamental Assets), financial condition or business prospects, or which may affect the legality or feasibility of the transactions contemplated by this Agreement, or which may affect Buyer’s right to acquire the Shares or to operate the Company’s Business. Should any such liability arise post-closing or otherwise, Seller shall indemnify Buyer as per Section 10.1 to follow.

3.9	Authority and Consent Seller has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any persons are necessary in connection with it.

3.10	Absence of Brokers. Seller has not engaged the services of any broker or finder in connection with the sale of the Shares pursuant to this Agreement, and upon consummation of the transactions contemplated hereby, no fee or payment shall be due from Seller or the Company to any such broker or finder.

3.11	Full Disclosure. None of the representations and warranties made by Seller in this Agreement contains any untrue statement of a material fact, or omits any material fact the omission of which would be misleading.

3.12	No Violation; Compliance with Securities Laws. The execution and delivery of this Agreement (or any related instrument) by Seller does and will not, and the consummation of the transactions contemplated hereby and the performance by Seller of his obligations hereunder will not result in or constitute a breach of any order, consent, agreement or other obligation affecting Seller or to which Seller is a party. Seller understands that the Consideration Shares have not been registered under the Securities Act of 1933, as amended (“1933 Act”), or under any applicable state securities laws. Seller further acknowledges and agrees that the offer and sale of the Consideration Shares to Seller hereunder is exempt from any such registration requirements. Seller understands that the Consideration Shares cannot be sold, assigned, or otherwise transferred unless they are subsequently registered under the 1933 Act and any applicable state securities laws or if an exemption from such registration or qualification is then available. Seller agrees to comply with all securities laws and regulations governing this transaction and any future disposition or transfer of the securities so that Seller does not cause, directly or indirectly, this transaction to violate any applicable securities laws.

3.13	Continuing Validity of Representations and Warranties. All representations and warranties of Seller set forth in this Agreement will be true and correct as of the date of this Agreement and remain so continuously until the Closing. Seller shall promptly notify Buyer if any representation or warranty becomes untrue or incorrect.

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4.	BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants that:

4.1	Organization, Standing and Qualification of Buyer. Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary powers to own its properties and to carry on its business.

4.2	Authority and Action. Buyer has the requisite power and authority to enter into this Agreement and to perform all of its obligations and consummate the transactions contemplated hereby. Buyer has taken or will take prior to Closing, all necessary and appropriate company actions to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms. At the Closing, all other documents required to be executed and delivered by Buyer in connection with such Closing will be duly authorized and will, when executed and delivered, constitute legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms.

4.3	No Violation; Compliance with Securities Laws. The execution and delivery of this Agreement (or any related instrument) by Buyer does and will not, and the consummation of the transactions contemplated hereby and the performance by Buyer of its obligations hereunder will not, violate, breach or conflict with any organizational documents of Buyer, result in or constitute a breach of any order, consent, agreement or other obligation affecting Buyer or to which Buyer is a party. Buyer understands that the Shares have not been registered under the 1933 Act, or under any applicable state securities laws, and that Seller has no obligation to register such Shares or the offer of the Shares to Buyer. Buyer further acknowledges and agrees that the offer and sale of the Shares to Buyer hereunder is exempt from any such registration requirements. Buyer understands that the Shares cannot be sold, assigned, or otherwise transferred unless they are subsequently registered under the 1933 Act and any applicable state securities laws or if an exemption from such registration or qualification is then available. Buyer agrees to comply with all securities laws and regulations governing this transaction and any future disposition or transfer of the securities so that Buyer does not cause, directly or indirectly, this transaction to violate any applicable securities laws.

4.4	Absence of Brokers. Buyer has not engaged the services of any broker or finder in connection with the sale of the Shares pursuant to this Agreement, and upon consummation of the transactions contemplated hereby, no fee or payment shall be due from Buyer or the Company to any such broker or finder.

4.5	Full Disclosure. None of the representations and warranties made by Buyer in this Agreement contains any untrue statement of a material fact, or omits any material fact the omission of which would be misleading.

4.6	Continuing Validity of Representations and Warranties. All representations and warranties of Buyer set forth in this Agreement will be true and correct as of the date of this Agreement and remain so continuously until the Closing. Buyer shall promptly notify Seller if any representation or warranty becomes untrue or incorrect.

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5.	SELLER’S OBLIGATIONS BEFORE CLOSING

Seller makes the following covenants only for the period (the “Pre-Closing Covenant Period’’) commencing on the date of this Agreement and ending on the earlier to occur of (a) the Closing Date, or (b) thirty (30) days following the date of this Agreement (the “Expiration Date”):

5.1	Operation of Company. Seller shall not cause the Company to assume any liabilities or obligations other than those normally incurred in the day-to-day operations of the Business without Buyer’s express prior written approval. Further, Seller shall not cause the Company to assume any liabilities or obligations that shall bind the Company beyond the Closing Date, except to the extent such liabilities or obligations will be assumed by Seller with effect from and after Closing. Seller will bring all employee compensation, including any accrued benefits, and trade payables current as of the Closing Date and shall be responsible for payment or reimbursement of any such expenses that the Company incurs after Closing, but which arose prior to the Closing Date. Except in connection with the distribution of assets and liabilities contemplated under Section 2.1 hereof, Seller shall not sell, transfer, assign, encumber, pledge or otherwise convey to any person other than Buyer any right, title or interest in the Company or any portion thereof. Until Closing, Seller shall not cause the Company to act or fail to act in any way that would place at risk the Operating Certificate.

5.2	Office and Business Facilities. Nothing contained herein shall be understood or construed to obligate Buyer to assume any continuing responsibility for the use, rental or operation of any office, hangar or other facility whatsoever, or for any services associated with any such facilities, and unless otherwise agreed to in writing by Buyer, Seller shall continue to bear sole responsibility for any such obligations after Closing or shall arrange for their termination as of the Closing Date.

5.3	Required Positions. Seller shall cause the Company to retain those Company employees necessary and appropriate for operation of the Business and to pay all salaries and benefits owing to such employees. After the Closing, Buyer shall be responsible for salary and benefits of any continuing employees. Seller will cause the Company to maintain properly qualified management personnel in those positions required of a Part 135 certificate holder under FAR § 119.69(a) (sometimes referred to hereinafter as the “Required Positions”) and to pay their costs of employment, including salaries, withholding and other taxes and any benefits, incurred up to the Closing. If the Company elects, for any reason whatsoever, to terminate the employment of any person holding any of the Required Positions prior to Closing, Seller shall consult Buyer concerning that person’s replacement. Buyer shall have no duty, post-Closing, to continue to employ those employees employed by Seller.

6.	CONDITIONS PRECEDENT TO BUYER’S PERFORMANCE

The obligations of Buyer to purchase the Shares under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Section. Buyer may waive in writing any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Seller shall be in default of any representations, warranties, or covenants under this Agreement.

6.1	Accuracy of Seller’s Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties by Seller in this Agreement, or in any written statement that shall be delivered to Buyer by Seller or its agents pursuant to this Agreement, shall be continually true and correct at all times from the date of this Agreement until and including the Closing Date as though made at that time.

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6.2	Operating Certificate. The Operating Certificate shall be in effect at all times up to and including the Closing Date.

6.3	Fundamental Assets. Title to the Fundamental Assets shall remain in the Company at all times up to and including the Closing Date.

6.4	Performance by Seller. Seller shall have performed, satisfied, and complied with all covenants, agreements, deliveries, and conditions required by this Agreement to be performed, complied with, or satisfied by Seller on or before the Closing Date.

6.5	Approval of Documentation. The form and substance of all certificates, instruments, opinions, and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects to Buyer and Buyer’s counsel.

6.6	Approval of the Independent Board Members of the Buyer. The Independent members of the Board of Directors of the Buyer shall have approved the transaction.

7.	CONDITIONS PRECEDENT TO SELLER’S PERFORMANCE

The obligations of Seller to sell the Shares under this Agreement is subject to the satisfaction, at or before the Closing, of all of the conditions set forth in this Article. Seller may waive in writing any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any other rights or remedies, at law or in equity, if Buyer should be in default of any of its representations, warranties, or covenants under this Agreement.

7.1	Accuracy of Buyer’s Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties by Buyer in this Agreement, or in any written statement that shall be delivered to Seller or its agents pursuant to this Agreement, shall be continually true and correct at all times from the date of this Agreement until and including the Closing Date as though made at that time.

7.2	Performance by Buyer. Buyer shall have performed, satisfied and complied with all covenants, agreements, deliveries and conditions required by this Agreement to be performed, complied with, or satisfied by Buyer on or before the Closing.

7.3	Approval of Documentation. The form and substance of all certificates, instruments, opinions, and other documents delivered to Seller under this Agreement shall be satisfactory in all reasonable respects to Seller and Seller’s counsel.

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8.	THE CLOSING

8.1	Time and Place. The sale of the Shares (the “Closing”) shall take place within three (3) Business Days after the conditions precedent to Closing set forth in this Agreement have been satisfied, unless Buyer and Seller may otherwise agree in writing. The date upon which the Closing occurs shall be the “Closing Date”. For purposes of this Agreement, the term “Business Day” is understood to mean any day when the FAA’s offices in Richmond, VA are open for service to the general public, but excludes Saturdays, Sundays and holidays observed by the United States federal government.

8.2	Seller’s Obligations at Closing. At the Closing, Seller shall deliver to Buyer the following items, in form and substance satisfactory to Buyer and its counsel, against delivery of the items to be delivered by Buyer and the Company:

8.2.1.1	Assignment of Shares. An assignment of the certificate(s) evidencing the Shares;

8.2.1.2	Fundamental Assets. Physical or electronic custody of the Fundamental Assets.

8.2.1.3	Company Books and Records. The organizational documents of the Company and all of the other books and records of the Company, including without limitation pertaining to the Fundamental Assets and any other assets and obligations of the Company being transferred to Buyer upon Closing;

8.2.1.4	Orders Affecting the Company. Copies of all permits, orders, consents or exemptions issued by any regulatory agency with respect to the Company, or any security of it, and all applications for such permits, orders, consents and exemptions.

8.2.1.5	Conveyance Documentation. Any documentation reasonably required by Buyer to evidence the assignment and conveyance of the Fundamental Assets to the Company.

8.3	Buyer’s Obligations at Closing. At the Closing, Buyer shall deliver the Purchase Price as provided in Section 1.3 of this Agreement.

9.	SELLER’S OBLIGATIONS AFTER CLOSING

9.1	Indemnity. Each of Seller and Jackson River Aviation, LLC (collectively, the “Indemnitors”) shall, jointly and severally, indemnify, defend, and hold harmless Buyer against and in respect of any and all liability, claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable professional and attorney’s fees, including those arising from settlement negotiations, that Buyer shall incur or suffer, which arise, result from, or relate to any breach of, or failure by Seller to perform, any of Seller’ representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Seller under this Agreement. Each of the Indemnitors shall, jointly and severally, fully indemnify Buyer for liabilities or claims arising from the term of Seller’s ownership of the Company. Buyer shall promptly notify the Indemnitors of the existence of any claim, demand, or other matter to which the Indemnitors’ indemnification obligations would apply and shall give the Indemnitors a reasonable opportunity to defend the same at the Indemnitors’ own expense and with counsel of their own selection; provided that Buyer shall at all times also have the right to fully participate in the defense at Buyer’s expense. If the Indemnitors shall fail to defend, Buyer shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle, the matter (exercising reasonable business judgment) at the Indemnitors’ risk and expense. The Indemnitors shall reimburse Buyer for all amounts due under this Section on a monthly basis upon presentation of invoice therefor. If the claim is one that cannot by its nature be defended solely by the Indemnitors, then Buyer shall make available and cause the Company to make available all information and assistance that the Indemnitors may reasonably request at the Indemnitors’ sole cost and expense. The duty of the Indemnitors to indemnify Buyer shall survive Closing.

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9.2	Compliance with Securities Laws. Seller shall comply with all applicable securities laws to insure that the transactions contemplated by this Agreement meet the requirements of such laws and regulations.

10.	BUYER’S OBLIGATIONS AFTER CLOSING

10.1	Buyer’s Indemnity. Buyer shall indemnify, defend, and hold harmless Seller against and in respect of any and all liability, claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable professional and attorney’s fees, including those arising from settlement negotiations that Seller shall incur or suffer, which arise, result from, or relate to any breach of, or failure by Buyer to perform, any of Buyer’s representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Buyer under this Agreement. Buyer assumes responsibility for all obligations and liabilities of the Company arising after the Closing Date which are not attributable to an act or omission of Seller during Seller’s term of ownership. Buyer expressly does not indemnify Seller for any act or omission giving rise to liability during the term of Seller’s ownership of the Company. Seller shall promptly notify Buyer of the existence of any claim, demand, or other matter to which Buyer’s indemnification obligations would apply and shall give Buyer a reasonable opportunity to defend the same at Buyer’s own expense and with counsel of its own selection; provided that Seller shall at all times also have the right to fully participate in the defense at Seller’s expense. If Buyer shall fail to defend, Seller shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle, the matter (exercising reasonable business judgment) at Buyer’s risk and expense. Buyer shall reimburse Seller for all amounts due under this Section on a monthly basis upon presentation of invoice therefor. If the claim is one that cannot by its nature be defended solely by Buyer, Seller shall make available all information and assistance that Buyer may reasonably request at Buyer’s sole cost and expense. The duty of Buyer to indemnify Seller shall survive Closing.

10.2	Compliance with Securities Laws. Buyer shall comply with all applicable securities laws to insure that the transaction contemplated by this Agreement meets the requirements of such laws and regulations.

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11.	TERMINATION AND REMEDIES

11.1	Termination by Agreement of the Parties. If the Parties determine prior to the Closing Date that the transactions contemplated in this Agreement cannot be completed for reasons beyond the reasonable control of the Parties or that the essential purpose of the transaction will be frustrated (e.g., the FAA revokes the Operating Certificate, Buyer will not obtain all right, title and interest in the Operating Certificate) or if Closing has not occurred on or before the Expiration Date, then the Parties shall terminate the Agreement and cancel the transactions contemplated herein, and neither Party shall have any other claims against each other under the Agreement.

11.2	Termination upon Default. If either Party materially defaults in the due and timely performance of any of its obligations under this Agreement, the non-defaulting Party or Parties may terminate this Agreement after ten days’ notice to the defaulting Party, which specifies with particularity the default or defaults, and such default is not cured within such ten-day period. The remedies set forth in this Section 11.2 shall be the sole and exclusive remedy of the Parties for any default prior to Closing.

11.3	Termination upon Delay beyond the Expiration Date. This Agreement shall be subject to termination by either Party in the event the conditions required for Closing have not yet been satisfied on or before the Expiration Date.

12.	MISCELLANEOUS

12.1	Disclosures to Third Parties. All information concerning the transactions contemplated by this Agreement is confidential business information and shall not be disclosed to third parties without the prior written approval of all of the Parties, except as may be required by law. All Parties shall take reasonable precautions to assure that’ all such information remains confidential. All notices to third parties and all publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Buyer and Seller.

12.2	Expenses. The Parties agree to bear their respective expenses, including, but not limited to accounting, legal and other professional fees, incurred with respect to this Agreement and the transactions contemplated by it.

12.3	Assignment. Except as provided herein, the rights and obligations of the Parties under this Agreement may not be assigned or assumed without the written consent of all Parties. Any attempt to so transfer same shall be void ab initio.

12.4	Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of the Parties to it and their respective heirs, legal representatives, successors and any permitted assigns.

12.5	Parties in Interest. Except as expressly provided in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the Parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any Party to this Agreement, nor shall any provision give any third person any right to subrogation or action against any Party to this Agreement.

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12.6	Entire Agreement. This Agreement and the other documents to be executed to implement its provisions together constitute the entire agreement between the Parties pertaining to the subject matter contained in them and supersedes all prior and contemporaneous agreements, representations and understandings of the Parties.

12.7	Amendment. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the Parties.

12.8	Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

12.9	Timeliness. Time is of the essence in this Agreement and all of its provisions.

12.10	Notices. Notices given under this Agreement shall be in writing and shall either be served personally or delivered by first class U.S. Mail, postage prepaid, or by other reliable common carrier, such as FedEx. Notices may also effectively be given by transmittal over electronic transmitting devices such as facsimile machine if the Party to whom the notice is being sent has such a device in its office, provided a complete copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices shall be deemed received at the earlier of actual receipt or three days following deposit in U.S. Mail, postage prepaid. Notices shall be directed to the Parties at their respective addresses shown below. A Party may change its address for notice by giving written notice to all other Parties in accordance with this Section.

To Seller:

B. Scott Terry

Tempus Jets, Inc.

333 Scotland Street

Williamsburg, VA 23185

To Buyer:

Tempus Applied Solutions Holdings, Inc.

133 Waller Mill Road

Williamsburg, VA 23185

Attn: Bev Castonguay

Telephone: 757-875-7779

To Jackson River Aviation, LLC:

133 Waller Mill Road

Williamsburg, VA 23185

12.11	Governing Law and Venue. This Agreement shall be construed in accordance with, and governed by, the laws of the Commonwealth of Virginia, and any action or proceeding, including arbitration, brought by any Party in which this Agreement is a subject, shall be brought in Virginia.

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12.12	Effect of Headings. The headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

12.13	Invalidity. Any provision of this Agreement which is invalid, void, or illegal, shall not affect, impair, or invalidate any other provision of this Agreement, and such other provisions of this Agreement shall remain in full force and effect.

12.14	Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.15	Number and Gender. When required by the context of this Agreement, each number (singular and plural) shall include all numbers, and each gender shall include all genders.

12.16	Joint and Several Liability. In the event either Party now or hereafter shall consist of more than one person, firm, or corporation, then and in such event, all such persons, firms or corporations shall be jointly and severally liable as Parties under this Agreement.

12.17	Further Assurances. Each Party to this Agreement agrees to execute further instruments as may be necessary or desirable to carry out this Agreement, provided the Party requesting such further action shall bear all related costs and expenses.

12.18	Advice of Professionals. Each Party has had the opportunity to be advised by legal counsel and other professionals in connection with this Agreement, and each Party has obtained such advice as each Party deems appropriate.

12.19	Negotiated Terms. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professionals participated in its preparation.

12.20	Professional Fees and Costs. If any legal or equitable action, arbitration, or other proceeding, whether on the merits or on motion, are brought or undertaken, or an attorney retained, to enforce this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, then the successful or prevailing Party or Parties in such undertaking (or the Party that would prevail if an action were brought) shall be entitled to recover reasonable attorney’s and other professional fees and other costs incurred in such action, proceeding, or discussions, in addition to any other relief to which such Party may be entitled. The Parties intend this provision to be given the most liberal construction possible and to apply to any circumstances in which such Party reasonably incurs expenses.

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12.21	Effectiveness. This Agreement shall be dated and effective upon execution of this Agreement (or one or more of its counterparts) by all of the Parties.

12.22	Force Majeure. The occurrence of any of the following events shall excuse such obligations of the Parties as are rendered impossible or unreasonably impracticable for so long as such event continues; or the Party who is not so obligated may elect to terminate this Agreement with no further obligation on the part of either Party under this Agreement to complete its performance: strikes; lockouts; labor disputes; acts of God; inability to obtain labor, materials or reasonable substitutes therefor, governmental restrictions, regulations or controls; judicial orders; enemy or hostile governmental action; civil commotion; fire or other casualty; and other causes beyond the reasonable control of the Party obligated to perform.

12.23	Access to Records after Closing. Buyer and Seller agree to preserve all records relating to the sale and transactions contemplated by this Agreement for six (6) years after the Closing. Upon reasonable notice, each Party shall allow representatives of the other access to such records and the making of copies thereof during regular business hours at such Party’s place of business for the following purposes:

12.23.1	To gather information for preparing tax returns;

12.23.2	To verify any of the representations or warranties contained in this Agreement, or obtain further assurances regarding same;

12.23.3	To comply with any audit, request, subpoena, or other investigative demand by any government authority; and to prepare for other legitimate purposes not injurious to the other Party and not related to prospective competition by such Party with the other Party.

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IN WITNESS WHEREOF, the Parties to this Agreement have duly executed it as of the date first written above.

SELLER:

B. Scott Terry

/s/ B. Scott Terry

BUYER:

Tempus Applied Solutions Holdings, Inc.

By:	/s/ R. Lee Priest
Name:	R. Lee Priest
Title:	Chief Financial Officer

Solely for purposes of Sections 9.1 and 12:

Jackson River Aviation, LLC

By:	/s/ B. Scott Terry
Name:	B. Scott Terry
Title:	Manager

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Schedule 2.1

Company Assets & Liabilities to be acquired by the Buyer

ASSETS

Total Current Assets	$-

Fixed Assets
Total Fixed Assets	$-

Other Assets
Intangible Asset	$500,000
Total Other Assets	$500,000

TOTAL ASSETS	$500,000

LIABILITIES & EQUITY

Liabilities

Total Current Liabilities	$-
Total Long Term Liabilities	$-

Total Liabilities	$-

Equity
Total Equity	$500,000

TOTAL LIABILITIES & EQUITY	$500,000

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